Exhibit 10.5.2
AMENDMENT #2 TO EXECUTIVE EMPLOYMENT AGREEMENT
          This AMENDMENT #2 TO EXECUTIVE EMPLOYMENT AGREEMENT, dated as of October 30, 2008 (this “Amendment”), by and between INTERSTATE HOTELS & RESORTS, INC., a Delaware corporation (the “Company”), INTERSTATE MANAGEMENT COMPANY, L.L.C., a Delaware limited liability company (the “LLC”) and any successor employer, and THOMAS F. HEWITT (the “Executive”), an individual residing at                                         , amends that certain EXECUTIVE EMPLOYMENT AGREEMENT, effective as of February 17, 2005 (the “Agreement”), as amended, by and between the Company, the LLC and the Executive.
          WHEREAS, the Company, the LLC and the Executive seek to amend the Agreement pursuant to the terms and conditions of this Amendment.
          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration the parties hereto hereby agree as follows:
          1. Term. Paragraph 1 of the Agreement is hereby amended and restated in its entirety as follows:
          “1. Employment; Term. The Company and the LLC each hereby employ the Executive, and the Executive agrees to be employed by the Company and the LLC, upon the terms and subject to the conditions set forth herein, for a term commencing on February 17, 2005 (the “Commencement Date”), and ending on March 31, 2011, unless terminated earlier in accordance with Section 5 of this Agreement; provided that such term shall automatically be extended from time to time for additional periods of one calendar year from the date on which it would otherwise expire unless the Executive, on the one hand, or the Company and the LLC, on the other, give notice to the other party at least 120 calendar days prior to such date that it elects to permit the term of this Agreement to expire without extension on such date. (The initial term of this Agreement as the same may be extended in accordance with the terms of this Agreement is hereinafter referred to as the “Term”).”
          2. To the extent that a bonus is to be paid to the Executive pursuant to the Company’s 2010 Bonus Plan and the Company has not yet paid such bonuses for 2010 to the Company’s executives as of the last day of the Term, Executive will continue to have the right to receive his 2010 bonus when paid to the Company’s other Executives following the end of the Term.
          3. Miscellaneous.:
                    a. Ratification. Except as amended herein, all other terms, conditions and provisions contained in the Agreement, as previously amended, shall continue to apply and are expressly ratified and confirmed and the parties hereby acknowledge that the Agreement is in full force and effect and neither party is in default or breach thereof.

                    b. Facsimile Signatures. This Amendment may be executed by facsimile. Facsimile signatures shall be deemed effective for all purposes.
                    c. Counterparts. This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed an original, but all of which, when taken together, shall constitute one and the same agreement.
                    d. Capitalized Terms. All capitalized terms not otherwise defined in this Amendment shall have the same meanings herein as are given to them in the Agreement.
                    e. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles.
          IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

EXECUTIVE:
/s/ Thomas F. Hewitt

Thomas F. Hewitt

COMPANY:

INTERSTATE HOTELS & RESORTS, INC.

By:	/s/ Christopher L. Bennett

Name:	Christopher L. Bennett
Title:	Executive Vice President and General Counsel

LLC:

INTERSTATE MANAGEMENT COMPANY, LLC

By: Interstate Operating Company, L.P., a member

By: Interstate Hotels & Resorts, Inc., its general partner

By:	/s/ Christopher L. Bennett

Name:	Christopher L. Bennett
Title:	Executive Vice President and General Counsel